                                                                   EXHIBIT 10.35
================================================================================


                            SUPPLEMENTAL AGREEMENT
                                      TO
                         CREDIT AND SECURITY AGREEMENT
                            DATED DECEMBER 13, 2001

                                BY AND BETWEEN

                       BRITESMILE INTERNATIONAL LIMITED

                                      AND

                             CAP ADVISERS LIMITED


================================================================================


                           SUPPLEMENTAL AGREEMENT TO
                         CREDIT AND SECURITY AGREEMENT

                           Dated March       , 2002

     BRITESMILE INTERNATIONAL LIMITED an Irish company with company registration no. 306119 and registered office at 36 Fitzwilliam Place, Dublin 2, Ireland (the "Borrower"), and CAP ADVISERS LIMITED an English company with company
 --------
registration no. 2147486 acting through its Dublin branch at 36 Fitzwilliam Place, Dublin 2, Ireland (the "Lender"), hereby agree that this Agreement is
                               ------
supplemental to a Credit and Security Agreement dated December 13, 2001 between Borrower and Lender (the "Principal Agreement") and that they wish to amend the Principal Agreement in the manner and to the extent hereinafter provided

     IT IS AGREED, in consideration of the premises and of the mutual agreements contained in this Agreement and other good consideration, as follows:-

     1. Defined terms used in this Agreement shall have the same meanings as defined terms in the Principal Agreement, except that "this Agreement" as used herein shall refer to this Supplemental Agreement and not to the Principal Agreement.

     2. With effect on and from the date hereof, the Principal Agreement shall be amended as follows:-

          (a) by deleting the definition of "Maximum Line" in section 1.1 thereof and substituting therefor the following new definition:-

          "Maximum Line" means Two Million Five Hundred Thousand United States
           ------------
     Dollars (US$2,500,000); provided that until such time as (i) all amounts (if any) borrowed by Borrower from Lender under the Unsecured Credit
     Agreement dated                     , 2002 (the "Unsecured Credit
     Agreement") between Borrower and Lender have been repaid by Borrower to Lender with interest and (ii) the Borrower ceases to have the availability to borrow further funds from the Lender under the Unsecured Credit Agreement, it shall mean One Million Five Hundred Thousand United States Dollars (US$1,500,000).

          (b) by deleting the definition of "Obligations" in section 1.1 thereof and substituting therefor the following new definition:-

          "Obligations" means each and every debt, liability and obligation of
           -----------
     every type and description (other than under or pursuant to the Unsecured Credit Agreement) which the Borrower may now or at any time hereafter owe to the Lender, whether such debt, liability or obligation now exists or is hereafter created or incurred, whether it arises in a transaction involving the Lender alone or in a transaction involving other creditors of the Borrower, and whether it is direct or indirect, due or to become due, absolute or contingent, primary or secondary, liquidated or unliquidated, or sole, joint, several or joint and several, and including all indebtedness of the Borrower arising under any Credit Document or guaranty between the Borrower and the Lender, whether now in effect or hereafter entered into.

     3. For the avoidance of doubt, the Base Rate (and thus the Floating Rate and the Default Rate) applicable to each Advance under the Principal Agreement shall be determined at the date of the making of the Advance and shall remain fixed until such time, if any, as the Lender refinances itself from Bank of Nova Scotia Channel Islands Limited in respect of the funds used for that Advance whereupon such Base Rate (and thus the Floating Rate and the Default Rate) shall be recalculated by reference to Base Rate as at the date of such refinancing, and the same shall apply mutatis mutandis in respect of further such refinancings.

     4. This Agreement and the Principal Agreement shall be read and construed as one agreement. Save as expressly amended by this Agreement the Principal Agreement shall remain in full force and effect.

     5. This Agreement shall be governed by and construed in accordance with English law. Each of the parties hereto hereby (i) consents to the jurisdiction of the Irish Courts in connection with any controversy related to this Agreement; (ii) waives any argument that venue in any such forum is not convenient and may be enforced in other jurisdictions by suit on the judgement or in any other manner provided by law.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized on the date first above written.


36 Fitzwilliam Place                  BRITESMILE INTERNATIONAL LIMITED
Dublin 2,                             By:  /s/ Brian Delaney
Ireland                                  -------------------
                                      Name:    Brian Delaney
                                           -----------------
Telecopier: 353-1-661-2456            Its: Director
            --------------                ---------
Attention:  Brian Delaney
            -------------

36 Fitzwilliam Place                  CAP ADVISERS LIMITED
--------------------
Dublin 2                              Dublin Branch
--------
Ireland                               By:  /s/ SM Looby
-------                                  --------------
Telecopier: 353-1-661-2456           Name:     Susan Looby
            --------------                ----------------
Attention:  Susan Looby               Its: Group Financial Controller
            -----------                   ---------------------------

                                                                   Exhibit 10.36


                         AMENDMENT TO LEASE AGREEMENT
                      BETWEEN EXCIMER VISION LEASING L.P.
                                      AND
                               BRITESMILE, INC.


          This Amendment to Lease Agreement is entered into as of March, 2002 between Excimer Vision Leasing L.P. ("EVL") and BriteSmile, Inc. ("BriteSmile").


                             W I T N E S S E T H:
                             - - - - - - - - - -

          WHEREAS, EVL and BriteSmile are parties to an Amended and Restated Agreement, dated February 25, 2001 (the "Lease Agreement"); and

          WHEREAS, EVL and BriteSmile wish to amend the Lease Agreement in certain respects;

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, EVL and BriteSmile do hereby agree as follows:

          1.   Definitions.  Capitalized term not otherwise defined herein shall
               -----------
have their respective meanings as set forth in the Lease Agreement.

          2.   Variable Rent.  Section 4(c) of the Lease Agreement is hereby
               -------------
amended to read in its entirety as follows:

          (c)  Variable Rent.
               -------------

          (i) The Variable Rent for each Leased System shall be based on the Key Cards delivered for use with respect to the Leased System. The Variable Rent shall be equal to $25 for each BriteSmile Procedure that would be able to be performed on such System by fully using all Key Cards delivered during the preceding month for use with such System or $125 for each standard 5-Procedure Key Card that is delivered. Payment of such Variable Rent shall be made on the 40/th/ day following the end of the month in which delivery of such Key Cards occurred.

          (ii) Notwithstanding the foregoing, the payment of Variable Rent due with respect to Key Cards delivered in any month during the calendar year 2002 shall not be made on the 40/th/ day following the end of the month in which delivery of the Key Cards occurred. Instead payment of such Variable Rent shall be deferred, and payment of the aggregate amount of the Variable Rent due with respect to all Key Cards delivered in all months during the calendar year 2002 (the "Total Deferred 2002 Variable Rent") shall be made in twelve equal monthly installments on the 9/th/ day of each month during the calendar year 2003, commencing with January 9, 2003.

          (iii) In addition to the payments required to be made under Section 4(c)(ii), BriteSmile shall pay EVL interest at the Prescribed Rate, as hereinafter defined, on so much of the Total Deferred 2002 Variable Rent as has accrued and remains due but unpaid from time to time from and after March 12, 2002. For the purposes of the interest calculations under this subsection
                 (iii), Variable Rent included in Total Deferred 2002 Variable Rent shall be deemed to accrue on the date that payment of such Variable Rent would be required to be made under Section 4(c)(i) without giving effect to Section 4(c)(ii). All such interest that accrues from March 12, 2002 to January 8, 2003 shall be paid on January 9, 2003. Thereafter such accrued interest shall be payable on the 9/th/ day of each month together with payments of Total Deferred 2002 Variable Rent as provided in Section 4(c)(ii).

          (iv) The "Prescribed Rate" of interest due under Section 4(c)(iii) means an interest rate, compounded monthly, equal to the sum of
                 (A) the London Interbank Offered Rate as quoted by The Bank of Nova Scotia for the applicable Adjustment Date for deposits in U.S. Dollars for one month maturities as determined on each Adjustment Date plus (B) 200 basis points, such rate to change on each Adjustment Date. The term "Adjustment Date" means (A) during the calendar year 2002, each day on which payments of Variable Rent for Key Cards delivered during 2002 would be required to be made under Section 4(c)(i) without giving effect to the deferral provided by Section 4(c)(ii), commencing with March 12, 2002, and (B) during the calendar year 2003, the 9/th/ day of each month commencing January 9, 2003.

          (v) BriteSmile may from time to time on three days written notice to EVL prepay all or any portion of Total Deferred 2002 Variable Rent then due by paying the portion thereof to be prepaid together with all interest accrued under Section 4(c)(ii) on Total Deferred 2002 Variable Rent to the date of prepayment.

          (vi) In the event that a payment of Variable Rent is to be made, or an Adjustment Date falls, on a day that is not a Business Day, such payment shall be made, and such Adjustment Date shall be deemed to occur, on the next Business Day. A "Business Day" means with respect to a payment of Variable Rent any day excluding Saturday, Sunday and a legal holiday under the laws of the State of California and excluding a day on which banking institutions located in such state are authorized or required by law or governmental action to close, and, with respect to an Adjustment Date, means a Business Day that is also a day on which trading by and between banks in U.S. Dollar deposits in the London interbank market occurs.

          (vii) The following example is provided to illustrate the provisions of Section 4(c)(ii)-(iv).

          Example: Assume that Variable Rent accrues under the Lease at a rate of $300,000 per month for each month during 2002. Payment of the $300,000 of Variable Rent attributable to Key Cards delivered in January 2002 would otherwise be due on March 12, 2002. Instead such Variable Rent otherwise due on March 12, 2002 and all other Variable Rent due with respect to Key Cards delivered in 2002 (an aggregate of $3,600,000) is due in equal 1/12/th/ installments of $300,000 each on the 9/th/ day of each month in 2003, commencing January 9, 2003. For clarification, the amount of Total Deferred 2002 Variable Rent that is payable in equal monthly installments during 2003 includes the Variable Rent due with respect to Key Cards delivered in November and December 2002.

          Interest will accrue on the accrued Variable Rent from March 12, 2002 at the Prescribed Rate. During 2002 the amount of Variable Rent on which interest accrues shall be the amount of rent that has been deferred (e.g., $300,000 from March 12, 2002 to April 9, 2002; $600,000 from April 9, 2002 to May 10, 2002, etc.).

          All accrued interest is due on January 9, 2003. Thereafter interest shall accrue on the balance of the $3,600,000 in Total Deferred 2002 Variable Rent which remains unpaid (e.g., $3,300,000 from January 9, 2003 to February 8, 2003, $3,000,000 from February 9, 2003 to March 8, 2003, etc.).

          The interest rate is determined on a monthly basis. During 2002, interest is fixed on the date that Variable Rent otherwise would have been due but for the deferral, e.g. March 12, 2002, April 9,

          2002, etc. During 2003, interest is fixed on the ninth day of each month.

          3.   General Provisions.
               ------------------

               (a) Nothing in this Amendment shall affect the obligation of BriteSmile to make Fixed Payments under the Lease Agreement at any time, including but not limited to with respect to the period from January 1, 2002 to December 31, 2002.

               (b) BriteSmile shall continue to supply EVL with all reports referred to in Section 14 of the Lease Agreement regardless of whether Variable Rent is due with respect to the period covered by the report.

               (c) This Amendment may be executed in counterparts, including facsimile counterparts.

          IN WITNESS WHEREOF, the parties have executed and delivered this Amendment as of the date above within.

                                         EXCIMER VISION LEASING, L.P.


                                         By:  CAP America Limited,
                                              its General Partner


                                              By____________________________
                                                Name:
                                                Title:


                                         BRITESMILE, INC.


                                         By  /s/ Peter Hausback
                                             Name:  Peter Hausback
                                             Title:  CFO